Exhibit 99.1
BALLY’S CORPORATION ANNOUNCES FIRST QUARTER 2025 RESULTS

PROVIDENCE, R.I., - May 12, 2025 - Bally’s Corporation (NYSE: BALY) (“Bally’s” or the “Company”) today reported financial results for the first quarter ended March 31, 2025.

First Quarter 2025 and Recent Highlights

•Completed previously announced transactions with Standard General and The Queen Casino & Entertainment (“Queen”)
•Company-wide revenue of $589.2 million, a decrease of 4.7% year over year
•Casinos & Resorts revenue of $351.2 million, up 2.6% year over year
•U.K. online revenue grew 4.9% while overall International Interactive revenue declined 18.3% year over year to $191.7 million due to the divestiture of the Asia interactive business in 2024
•Excluding the impact of the Asia interactive business divestiture, International Interactive revenue grew 7.7% year over year
•North America Interactive revenue of $44.5 million, up 12.5% year over year
•Construction of the permanent Chicago casino continues with support from Gaming and Leisure Properties, Inc. (NASDAQ: GLPI)
•Early in the second quarter, Bally's committed to a strategic capital investment in Star Entertainment Group, an ASX-listed, leading Australian entertainment and gaming company, operating casino and resort properties in Sydney, Brisbane and the Gold Coast

Summary of Financial Results

	Successor	Predecessor
(in thousands)	Period from February 8, 2025 to March 31, 2025	Period from January 1, 2025 to February 7, 2025	Three Months Ended March 31, 2024
Revenue:
Casinos & Resorts	$226,851	$124,299	$342,329
International Interactive	112,750	78,985	234,683
North America Interactive	27,557	16,941	39,567
Corporate & Other	1,536	273	1,903
Total	$368,694	$220,498	$618,482

Total revenue for the post-merger period from February 8, 2025 to March 31, 2025 and the pre-merger period from January 1, 2025 to February 7, 2025 of $589.2 million decreased 4.7%, or $29.3 million, from $618.5 million in the three months ended March 31, 2024.

Robeson Reeves, Bally’s Chief Executive Officer, commented, “Early in the 2025 first quarter we completed a series of transactions with The Queen Casino & Entertainment (“Queen”) and Standard General which has further expanded our scale and positioned the Company for compelling long-term growth as we added four regional gaming properties with attractive growth opportunities. Following the completion of these transactions, Bally’s expanded its domestic gaming portfolio and is deploying a range of best operating practices from both our legacy properties and

Queen’s operations. These initiatives are focused on driving operating efficiencies, profitable top line growth and improving operating margins while we simultaneously focus on growing our International Interactive business and optimizing the results of our North America Interactive segment.

“There continued to be stability in the domestic regional gaming environment in the first quarter, but inclement weather and increased supply in a few of our regional markets partially offset the growth generated by the addition of the Queen assets. The team has been able to overcome some traffic impacts in Rhode Island through marketing interventions, the Chicago temporary facility continues to fine tune its operations and build its data base in anticipation of the opening of the permanent facility, and we expect improvements in Atlantic City based on recent leadership changes. Despite the competitive landscape, during the first quarter, Bally’s legacy properties outpaced market growth in seven of twelve jurisdictions.

“C&R segment Adjusted EBITDAR grew 6.3% year over year to $95.1 million reflecting the addition of the Queen properties in the post-merger period from February 8, 2025 to March 31, 2025. Despite the macro-economic headlines as a result of trade policies, to-date in the second quarter, we continue to see relative stability across our C&R operations.

“International Interactive revenue demonstrated continued strength in our U.K. operations. U.K. revenue rose 4.9% (5.6% in constant currency) driven by continued strong player retention and monetization. We grew revenues in Spain following the easing of advertising restrictions in that market. Overall International Interactive Adjusted EBITDAR of $77.1 million was down 7.7% year over year, primarily due to the divestiture of our interactive business in Asia in the fourth quarter of 2024. Following that divestiture, our International Interactive operations are primarily focused on regulated European markets that continue to demonstrate solid growth characteristics and deliver attractive margins. Excluding revenue from the divested markets and licensing revenue recognized, International Interactive revenue grew 7.7% year over year.

“Revenue for our North America Interactive segment rose 12.5% year over year reflecting the addition of the Queen interactive business in the post-merger period and continued ramp of our Rhode Island interactive business, which benefited in part from the capture of spend by players impacted by the noted bridge construction issues affecting our brick-and-mortar operations in the state, and the benefit of contributions from Queen’s interactive operations. We are currently live with iGaming in New Jersey, Pennsylvania, Rhode Island and Ontario. The BallyBet sports offering is live in 11 states as we continue to focus on productive marketing and optimizing our cost structure.

“In April 2025, Bally's announced an AUD $300 million strategic capital investment in Star Entertainment Group Limited (“Star”), a leading Australian entertainment and gaming company, operating casino and resort properties in Sydney, Brisbane and the Gold Coast. Subsequently, Investment Holdings Pty (“Investment Holdings”), the Star’s largest shareholder entered into a commitment to provide AUD $100 million of the investment, reducing Bally’s total commitment to AUD $200 million. Bally’s AUD $200 million investment consists of a multi-tranche convertible note and subordinated debt instrument that, upon conversion, could result in Bally’s owning approximately 38% of Star. Bally’s funded AUD $67 million of the investment in April, with funding of the remainder subject to various approvals. The opportunity to take a significant equity stake in Star and influence its future is consistent with Bally’s historical operating strategy and we are confident and optimistic that, similar to past situations, we can deploy our disciplined operating and financial practices to strengthen Star and create new value for Bally’s shareholders.”

Segment Recast

During the first quarter of 2025, the Company moved a component of the North America Interactive operating segment to a separate operating segment, which is reported in the Corporate & Other category, to better align with the Company’s strategic growth initiatives and how its chief operating decision maker evaluates performance and allocates resources. Comparable prior period segment results have been re-cast to reflect this change. The prior year results presented were reclassified to conform to the new segment presentation.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Bally’s has included in this earnings release non-GAAP financial measures for consolidated Adjusted EBITDA and segment Adjusted EBITDAR, which exclude certain items described below. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for Bally’s, or where noted Bally’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition and other transaction related costs, share-based compensation, and certain other gains or losses as well as, when presented for Bally’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, Segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

Management has historically used consolidated Adjusted EBITDA and segment Adjusted EBITDAR when evaluating operating performance because Bally’s believes that these metrics are necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that consolidated Adjusted EBITDA and segment Adjusted EBITDAR are measures that are widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing such companies as well. Consolidated Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Consolidated Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Consolidated Adjusted EBITDA and segment Adjusted EBITDAR should not be construed as alternatives to GAAP net income as an indicator of Bally’s performance. In addition, consolidated Adjusted EBITDA or segment Adjusted EBITDAR as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide a reconciliation of Adjusted EBITDAR on a forward-looking basis to net income, its most comparable GAAP financial measure, because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculation of Adjusted EBITDAR. Bally’s believes that the probable significance of providing this forward-looking valuation metric without a reconciliation to the most directly comparable GAAP metric, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful in valuing its business. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDAR in the future. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDAR.

About Bally’s Corporation

Bally’s Corporation (NYSE: BALY) is a global casino-entertainment company with a growing omni-channel presence. Bally’s owns and operates 19 casinos across 11 states, along with a golf course in New York and a horse racetrack in Colorado, and holds OSB licenses in 13 jurisdictions in North America. The acquisition of Aspers Casino in Newcastle, UK, expands its international reach. It also owns Bally Bet, a first-in-class sports betting platform, Bally Casino, a growing iCasino platform, Bally’s Interactive International division (formerly Gamesys Group), a leading global interactive gaming operator, and a significant economic stake in Intralot S.A. (ATSE: INLOT), a global lottery management and services business.

With 11,500 employees, its casino operations include approximately 17,300 slot machines, 595 table games, and 4,165 hotel rooms. Bally’s also has rights to developable land in Las Vegas at the site of the former Tropicana Las Vegas.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Marcus Glover	James Leahy, Joseph Jaffoni, Richard Land
Chief Financial Officer	JCIR
401-475-8564	212-835-8500
ir@ballys.com	baly@jcir.com

BALLY'S CORPORATION

Revenue and Segment Adjusted EBITDAR (unaudited)

	Successor	Predecessor		Pro Forma Combined(1)
(in thousands)	Period from February 8, 2025 to March 31, 2025	Period from January 1, 2025 to February 7, 2025	Three Months Ended March 31, 2024	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Revenue:
Casinos & Resorts	$226,851	$124,299	$342,329	$370,988	$393,365
International Interactive	112,750	78,985	234,683	191,735	234,683
North America Interactive	27,557	16,941	39,567	46,536	44,779
Corporate & Other	1,536	273	1,903	1,809	1,903
Total	$368,694	$220,498	$618,482	$611,068	$674,730

Adjusted EBITDAR(2):
Casinos & Resorts	$71,540	$23,554	$89,418	$100,569	$107,001
International Interactive	48,195	28,940	83,532	77,135	83,532
North America Interactive	(2,345)	(5,661)	(9,114)	(6,587)	(5,239)
Corporate & Other	(9,703)	(6,774)	(15,721)	(17,788)	(18,720)

_______________________________
(1)    Proforma combined financial information represents combined Bally’s and Queen results for the periods presented. The Company believes proforma combined information will be beneficial to investors as it provides a baseline for comparative future results of the combined company. Refer to tables in this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP.
(2)    Segment Adjusted EBITDAR is Bally’s reportable segment GAAP measure and its primary measure for profit or loss for its reportable segments. “Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of Bally’s Lake Tahoe property. For the International Interactive, North America Interactive and Corporate & Other segments, Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

BALLY'S CORPORATION
Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$209,727	$171,233
Restricted cash	54,955	60,021

Term Loan Facility(1)	$1,881,788	$1,886,650
Revolving Credit Facility	135,000	—
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	735,000	735,000
11.00% Senior Secured Notes due 2028	500,000	—
Less: Unamortized original issue discount	(14,531)	(19,760)
Less: Unamortized deferred financing fees	(6,128)	(33,117)
Less: Unamortized fair value adjustment	(530,970)	—
Long-term debt, including current portion	$3,450,159	$3,318,773
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(19,450)
Long-term debt, net	$3,430,709	$3,299,323

Cash Flow Data

	Successor	Predecessor
(in thousands)	Period from February 8, 2025 to March 31, 2025	Period from January 1, 2025 to February 7, 2025	Three Months Ended March 31, 2024
Capital Expenditures	$30,457	$16,424	$28,053
Cash paid for capitalized software	10,611	2,315	13,583
Acquisition of gaming licenses	—	—	1,211
Cash payments associated with triple net operating leases	29,705	14,877	29,951

________________________________
(1)    The Company has entered certain currency swaps to synthetically convert $500 million of its Term Loan Facility to €461.6 million fixed-rate Euro-denominated instrument due October 2028 paying a weighted-average fixed-rate coupon of approximately 6.69% per annum. The Company also entered certain currency swaps to synthetically convert $200 million notional amount of its floating rate Term Loan Facility to an equivalent £159.2 million GBP-denominated floating rate instrument with tenor of the swap instrument due October 2026. Additionally, as part of the Company’s risk management program, to further manage the Company’s exposure to interest rate movements, the Company entered into an additional $1.0 billion notional in interest rate contract arrangements maturing in 2028.
(2)    Consists of payments made in connection with Bally’s triple net operating leases, as defined above.

BALLY'S CORPORATION
Supplemental Unaudited Condensed Combined Financial Information

The supplemental unaudited financial information below combines the historical results of operations of Bally’s and Queen for the periods presented and has been prepared to reflect the merger as if they had occurred on January 1, 2024.

2025 CONDENSED COMBINED INCOME STATEMENT INFORMATION

	Bally’s		Queen
	Successor	Predecessor
(in thousands)	Period from February 8, 2025 to March 31, 2025	Period from January 1, 2025 to February 7, 2025	Period from January 1, 2025 to February 7, 2025	Combined Three Months Ended March 31, 2025
Revenue:
Casinos & Resorts	$226,851	$124,299	$19,838	$370,988
International Interactive	112,750	78,985	—	191,735
North America Interactive	27,557	16,941	2,038	46,536
Corporate & Other	1,536	273	—	1,809
Total	$368,694	$220,498	$21,876	$611,068

Adjusted EBITDAR
Casinos & Resorts	$71,540	$23,554	$5,475	$100,569
International Interactive	48,195	28,940	—	77,135
North America Interactive	(2,345)	(5,661)	1,419	(6,587)
Corporate & Other	(9,703)	(6,774)	(1,311)	(17,788)

BALLY'S CORPORATION
2024 CONDENSED COMBINED INCOME STATEMENT INFORMATION

	Bally’s	Queen
	Predecessor
(in thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2024	Combined Three Months Ended March 31, 2024
Revenue:
Casinos & Resorts	$342,329	$51,036	$393,365
International Interactive	234,683	—	234,683
North America Interactive	39,567	5,212	44,779
Corporate & Other	1,903	—	1,903
Total	$618,482	$56,248	$674,730

Adjusted EBITDAR
Casinos & Resorts	$89,418	$17,583	$107,001
International Interactive	83,532	—	83,532
North America Interactive	(9,114)	3,875	(5,239)
Corporate & Other	(15,721)	(2,999)	(18,720)

Non-GAAP Adjusted International Interactive Revenue

Adjusted International Interactive revenue excludes revenues generated by the divested Asia interactive business in the three months ended March 31, 2024 and licensing revenue recognized in the post-merger period from February 8, 2025 to March 31, 2025 and the pre-merger period from January 1, 2025 to February 7, 2025.

	Successor	Predecessor
(in thousands)	Period from February 8, 2025 to March 31, 2025	Period from January 1, 2025 to February 7, 2025	Three Months Ended March 31, 2024
International Interactive revenue	$112,750	$78,985	$234,683
Revenue recognized from divested markets	—	—	(64,666)
Licensing revenue recognized	(3,720)	(4,883)	—
Adjusted International Interactive revenue	$109,030	$74,102	$170,017